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                                                                    EXHIBIT 3.15
                           ARTICLES OF INCORPORATION

                                       OF

                          SOUTHERN DEVELOPMENT COMPANY


          KNOW ALL MEN BY THESE PRESENTS that we the undersigned, for the purpose of forming a corporation under the laws of Missouri and more particularly under the provisions of the General and Business Corporation Act of Missouri of 1943 governing general and business corporations, have entered into the following agreement:

                                   ARTICLE I

          The name of the corporation shall be "Southern Development Company".

                                   ARTICLE II

          The corporation shall be located in Kansas City, Missouri, its initial registered office in this state shall be 700 Kansas City Southern Building, 114 West Eleventh Street, Kansas City, Missouri, and T. F. Boyce shall be its initial registered agent at said address.

                                  ARTICLE III

          The corporation shall have authority to issue the aggregate number of one hundred shares of common stock, of the par value of ONE HUNDRED ($100.00) DOLLARS each.

                                   ARTICLE IV

          The amount of the stated capital of the corporation shall be TEN THOUSAND and no/100 ($10,000.00) DOLLARS, divided into one hundred shares of the par value of ONE HUNDRED and no/100 ($100.00) DOLLARS each, the whole of which has been in good faith subscribed and actually paid up in lawful money of the United States.

                                   ARTICLE V

          The names, places and residences of the shareholders and the number of shares subscribed by each are as follows:
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Name              Residence                  Number of Shares
----              ---------                  ----------------

W. N. Deramus     Kansas City, Missouri            96
L. J. Hensley     Kansas City, Missouri             1
J. M. Prickett    Kansas City, Missouri             1
J. R. Brown       Kansas City, Missouri             1
L. O. Frith       Kansas City, Missouri             1


                                   ARTICLE VI

          The board of directors shall consist of five members, and those agreed upon for the first year are W. N. Deramus, L. J. Hensley, J. M. Prickett, J. R. Brown and L. O. Frith.

                                  ARTICLE VII

          The corporation shall continue perpetually.

                                  ARTICLE VIII

          The corporation shall have the power to purchase or otherwise acquire, own, hold, sell or otherwise dispose of, rent, lease, improve and mortgage real estate in the State of Missouri and elsewhere; to purchase and sell stocks and bonds and any other personal property; to construct buildings and other improvements to real estate; to make contracts with all persons or corporations; to borrow money and pledge or mortgage the assets of the corporation as security therefor, and generally to do all things necessary, suitable and proper to carry out the foregoing purposes or incidental thereto.

          IN WITNESS WHEREOF, we have set our hands this 31/st/ day of January, 1947.
                                                  /s/ W.N. Deramus
                                                 ------------------------------
                                                  /s/ L. J. Hensley
                                                 ------------------------------
                                                  /s/ J. M. Prickett
                                                 ------------------------------
                                                  /s/ J. R. Brown
                                                 ------------------------------
                                                  /s/ L. O. Fitch
                                                 ------------------------------
STATE OF MISSOURI  )
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                   )  SS
COUNTY OF JACKSON  )

          On this 31/st/ day of January, 1947, before me personally appeared W.
N. Deramus, L. J. Hensley, J. M. Prickett, J. R. Brown and L. O. Frith to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

          My commission expires November 30, 1949.

                              /s/ E.R. Gibbins
                              ------------------------------------------------
                              Notary Public within and for Jackson County,
                              Missouri

STATE OF MISSOURI  )
                   )  SS
COUNTY OF JACKSON  )

          The undersigned, being all of the subscribers as well as the persons selected as directors for the first year in the above and foregoing articles of agreement for the incorporation of SOUTHERN DEVELOPMENT COMPANY being first duly sworn upon their oaths each say that the statements and matters set forth herein are true; and that the whole of the capital stock of the said corporation has been, in good faith, subscribed and actually paid up in lawful money of the United States as set forth in Article IV of said articles of agreement.

                                                 /s/ W.N. Deramus
                                                 ----------------------------
                                                 /s/ L. J. Hensley
                                                 ----------------------------
                                                 /s/ J. M. Prickett
                                                 ----------------------------
                                                 /s/ J. R. Brown
                                                 ----------------------------
                                                 /s/ L. O. Fitch
                                                 ----------------------------

          Subscribed and sworn to before me this 31/st/ day of January, 1947.